Exhibit 10.1
AMENDMENT NUMBER ONE TO GROUND LEASE
This AMENDMENT NUMBER ONE TO GROUND LEASE (the “Amendment”) is dated the 17th day of September, 2010, and is made by and among HASINA, LLC, a California limited liability company, TARSTONE HOTELS, LLC, a Delaware limited liability company, KALPANA, LLC, a California limited liability company, RIGG HOTEL, LLC, a California limited liability company, and JRIA, LLC, a Delaware limited liability company (collectively, “Lessor”), and CLIFT HOLDINGS, LLC, a Delaware limited liability company (“Lessee”).
RECITALS
A. Lessor, as assignees from and successors-in-interest to GEARY HOTEL HOLDINGS, LLC, a Delaware limited liability company (“Geary”), are (i) the owners of certain real property (land and improvements) commonly known as 495 Geary Street, San Francisco, California, as more particularly described on Exhibit “A” attached hereto (the “Premises”), as well as certain Personal Property, and (ii) the “Lessor” under that certain “Ground Lease” dated October 14, 2004 (the “Lease”), originally between Geary, as the “Lessor”, and Lessee, as the “Lessee,” copy of which is attached hereto as Exhibit “B.”
B. Lessor and Lessee desire to amend and modify Section 4.1(a) of the Lease to provide that the Annual Base Rent shall be temporarily reduced as provided herein below.
C. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Lease.
AGREEMENT
NOW, THEREFORE, for valuable consideration, including the performance of the promises, covenants, representations and warranties hereinafter set forth, the parties, intending to be legally and equitably bound, agree as follows:
I.
INCORPORATION OF RECITALS
The Recitals set forth hereinabove are incorporated into this Agreement as if set forth at length, are true and correct, and shall be binding upon the parties hereto.

II.
AMENDMENT
2.1 Section 4.1(a) of the Lease is hereby amended to provide that, for the period from March 1, 2010 through the earlier of (a) February 29, 2012, or (b) the date that Lessee fails to pay any Defaulted Rent Payment (as defined in the Settlement Agreement described hereinbelow) only (the “Adjustment Period”), the Annual Base Rent shall be Four Million Nine Hundred Sixty-Seven Thousand One Hundred Twelve Dollars ($4,967,112). The Annual Base Rent payable during the Adjustment Period shall be paid in equal monthly installments of Four Hundred Thirteen Thousand Nine Hundred Twenty-Six Dollars ($413,926) on the first day of each calendar month in accordance with the terms of the Lease; provided that the Annual Base Rent for the period from March 1, 2010 through August 1, 2010 shall be paid in the manner set forth in that certain “Settlement and Release Agreement” dated September 17, 2010 to which Lessor and Lessee and certain other persons are parties (the “Settlement Agreement”). Upon the expiration or earlier termination of the Adjustment Period (as hereinabove provided), Annual Base Rent shall, without any notice, demand, act, consent or instruction by or from Lessor to Lessee, automatically revert to the Annual Base Rent specified in the Lease as if this Amendment had not been executed or effective, and from and after such date, Lessee shall pay the installments of Annual Base Rent (including any increases pursuant to the terms of the Lease) as and when due, all as provided in the Lease.
2.2 The definition of “Rent” in Section 4.2 of the Lease is hereby amended to read in its entirety as follows: ”’Rent’ shall mean and include any and all amounts and charges Lessee is obligated to pay to Lessor or any Lessor Indemnitee pursuant to this Lease, including Annual Base Rent and Additional Rent, and the Defaulted Rent Payments (as defined in the Settlement Agreement).”
2.3 Section 7.2(d)(ii) of the Lease is hereby amended to read in its entirety as follows: “Second, to the payment of the monthly installment of Annual Base Rent, any Additional Rent, and any Defaulted Rent Payments (as defined in the Settlement Agreement).
2.4 Section 13.1 of the Lease is hereby further amended by the addition of the following: ”Notwithstanding any other provision of the Lease to the contrary, the consent of Lessor shall not be required for a Transfer of a direct or indirect equity interest in Lessee; provided that (a) not more than an aggregate of fifty percent (50%) of the equity interest in Lessee is so Transferred (whether in one or a series of transactions), (b) following such Transfer, Morgans Group LLC (or any successor thereof) has oversight of the day-to-day management of Lessee and an Affiliate of Morgans Group LLC (or its successor) is the Operator; (c) Morgans Group, LLC (or any successor thereof) has joint control or veto power over any transaction not in the ordinary course of Lessee’s business, and (d) Lessor is furnished with written notice (in accordance with the notice requirements in this Lease) of such Transfer not later than ten (10) business days prior to the effective date of such Transfer.”
I.
RATIFICATION
Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and affect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by the provisions of this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment. The provisions hereof shall be binding on, and are for the benefit of, the successors and assigns of the parties hereto.

II.
COUNTERPARTS
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, when taken together, will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the (signature) thereon, provided such signature page is attached to any other counterpart identical thereto except as having additional signature pages executed by other parties to this Amendment attached hereto.
III.
FACSIMILE SIGNATURES
The execution of this Amendment may be effected by facsimile signatures, all of which shall be treated as originals; provided, however, that any party receiving this Amendment with a facsimile signature may, by written notice to the other party(ies), require the prompt delivery of an original signature to evidence and confirm the delivery of the facsimile signature. The parties each intend to be bound by its respective facsimile transmitted signature, and are aware that the other parties will rely thereon, and each party waives any defenses to the enforcement of the Amendment delivered by facsimile transmission.
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III.
EXECUTION
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the 17th day of September, 2010.

LESSOR:

HASINA, LLC, a California limited liability company

BY:	TUP ONE, LLC, a California limited liability company, its Manager

	By:	/s/ Tushar Patel

		Name:	Tushar Patel
		Title:	Member

TARSTONE HOTELS, LLC, a Delaware limited liability company

By:	/s/ Nilesh Madhar

	Name:	Nilesh Madhar

	Title:	Manager

KALPANA, LLC, a California limited liability company

BY:	MKP ONE, LLC, a California limited liability company, its Manager

	By:	/s/ Mayur Patel

		Name:	Mayur Patel
		Title:	Member

RIGG HOTEL, LLC, a California limited liability company

By:	/s/ Nilesh Madhar

	Name:	Nilesh Madhar

	Title:	Manager

[SIGNATURES CONTINUTED ON NEXT PAGE]

JRIA, LLC, a Delaware limited liability company

BY:	TUP ONE, LLC, a California limited liability company, its Manager

	By:	/s/ Tushar Patel

		Name:	Tushar Patel
		Title:	Member

LESSEE:

CLIFT HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Fred J. Kleisner
	Name:	Fred J. Kleisner
	Title:	Chief Executive Officer

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